Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter Fiscal Year 2018

BOSTON, MA (November 1, 2018) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the third quarter ended September 30, 2018.

“Brightcove made continued progress in the third quarter on the strategic priorities that we believe will return the company to strong levels of consistent growth and profitability. In the near-term, the positive changes we are making to our product development, demand generation and go-to-market efforts caused some modest disruption to sales,” said Jeff Ray, Brightcove’s chief executive officer.

Ray continued, “We have completed a thorough review of our end markets and identified several sub-segments that are all exhibiting strong growth and an increased interest in deploying video to drive better business performance. We are now tightly aligning our product, demand generation and sales efforts in these areas. We are confident our strategy will deliver meaningfully improved financial results and generate significant value for shareholders.”

Third Quarter 2018 Financial Highlights:

•

Revenue for the third quarter of 2018 was $41.1 million, an increase of 4% compared to $39.5 million for the third quarter of 2017. Subscription and support revenue was $37.4 million, compared to $36.5 million for the third quarter of 2017.

•

Gross profit for the third quarter of 2018 was $24.8 million, representing a gross margin of 60% compared to a gross profit of $23.0 million for the third quarter of 2017. Non-GAAP gross profit for the third quarter of 2018 was $25.4 million, representing a non-GAAP gross margin of 62%, compared to a non-GAAP gross profit of $23.7 million for the third quarter of 2017. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $3.1 million for the third quarter of 2018, compared to a loss from operations of $5.3 million for the third quarter of 2017. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and executive severance, was $607,000 for the third quarter of 2018, compared to non-GAAP loss from operations of $2.2 million during the third quarter of 2017.

•

Net loss was $3.5 million, or $0.10 per diluted share, for the third quarter of 2018. This compares to a net loss of $5.4 million, or $0.16 per diluted share, for the third quarter of 2017. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets and executive severance, was $968,000 for the third quarter of 2018, or $0.03 per diluted share, compared to non-GAAP net loss of $2.2 million for the third quarter of 2017, or $0.06 per diluted share.

•

Adjusted EBITDA was $575,000 for the third quarter of 2018, compared to an adjusted EBITDA loss of $889,000 for the third quarter of 2017. Adjusted EBITDA excludes stock-based compensation expense, executive severance, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used in operations was $488,000 for the third quarter for 2018, compared to cash flow used in operations of $4.9 million for the third quarter of 2017.

•

Free cash flow was negative $1.6 million after the company invested $1.1 million in capital expenditures and capitalization of internal-use software during the third quarter of 2018. Free cash flow was negative $6.2 million for the third quarter of 2017.

•	Cash and cash equivalents were $26.9 million as of September 30, 2018 compared $27.5 million at June 30, 2018.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $74,000 in the third quarter of 2018, excluding starter customers who had average annualized revenue of $4,600 per customer. This compares to $73,000 in the comparable period in 2017.

•	Recurring dollar retention rate was 94% in the third quarter of 2018, which was in line with our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,867 customers, of which 2,227 were premium.

•

New customers and customers who expanded their relationship during the quarter include: FM Global, 3M, University of Kansas Hospital Authority, Smithfield Foods, Barstool Sports, Quebecor, Pop Media Networks, LLC, ODK Media, Inc., Gaia, David Yurman, Mary Kay, H&M, San Francisco Ballet, The National September 11 Memorial & Museum, and Village Roadshow Australia, among others.

•

Frost & Sullivan recognized Brightcove with its 2018 Global Company of the Year Award. Our robust platform offering, brand reputation and expanding global footprint were noted as giving Brightcove a distinct edge in the highly fragmented OVP market.

•

Brightcove Context Aware Encoding won a CSI Award at the recent International Broadcasters Conference for best digital processing technology. This patent-pending technology was recognized as the fastest, most innovative approach to solving the complex problem of video delivery and beat out AWS’ Elemental technology, among others.

•

The Technology Services Industry Association recognized Brightcove as a Certified Staff Support Excellence Center for the 5th year in a row. This award recognizes Brightcove’s dedication to excellence and the unparalleled commitment the company makes to ensure a best-in-class experience for every customer, on every inquiry.

Business Outlook

Based on information as of today, November 1, 2018, the Company is issuing the following financial guidance:

Fourth Quarter 2018:

•	Revenue is expected to be in the range of $41.0 million to $41.5 million, including approximately $3.3 million of professional services revenue.

•

Non-GAAP loss from operations is expected to be in the range of $500,000 to $1.0 million, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $400,000.

•

Adjusted EBITDA is expected to be in the range of $200,000 to $700,000, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $400,000, depreciation expense of approximately $1.2 million and other income/expense and the provision for income taxes of approximately $300,000.

•

Non-GAAP net loss per diluted share is expected to be $0.03 to $0.04, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $400,000, and assumes approximately 36.6 million weighted-average shares outstanding.

Full Year 2018:

•	Revenue is expected to be in the range of $165.0 million to $165.5 million, including approximately $14.0 million of professional services revenue.

•

Non-GAAP loss from operations is expected to be in the range of $2.9 million to $3.4 million, which excludes stock-based compensation of approximately $6.7 million, executive severance of approximately $1.2 million and the amortization of acquired intangible assets of approximately $2.3 million.

•

Adjusted EBITDA is expected to be in the range of $1.0 million to $1.5 million, which excludes stock-based compensation of approximately $6.7 million, executive severance of approximately $1.2 million, the amortization of acquired intangible assets of approximately $2.3 million, depreciation expense of approximately $4.4 million and other income/expense and the provision for income taxes of approximately $1.1 million.

•

Non-GAAP net loss per diluted share is expected to be $0.12 to $0.13, which excludes stock-based compensation of approximately $6.7 million, executive severance of approximately $1.2 million and the amortization of acquired intangible assets of approximately $2.3 million, and assumes approximately 35.8 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, November 1, 2018, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780

(international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13683410. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for managing, delivering, and monetizing video experiences on every screen. A pioneering force in the world of online video since the company’s founding in 2004, Brightcove’s award-winning technology, unparalleled services, extensive partner ecosystem, and proven global scale have helped thousands of companies in over 70 countries achieve better business results with video. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2018 and full year 2018, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets and executive severance. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, executive severance, depreciation expense, other income/expense, including interest expense and interest income, and the provision for income taxes. Executive severance represents severance paid to the former interim CEO of the company as well as former key executives. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$26,855	$26,132
Accounts receivable, net of allowance	24,040	25,236
Prepaid expenses and other current assets	11,871	7,036

Total current assets	62,766	58,404
Property and equipment, net	10,153	9,143
Intangible assets, net	6,340	8,236
Goodwill	50,776	50,776
Deferred tax asset	87	87
Other assets	2,288	969

Total assets	$132,410	$127,615

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,041	$6,142
Accrued expenses	15,065	13,621
Capital lease liability	154	228
Equipment financing	—	26
Deferred revenue	39,516	39,370

Total current liabilities	59,776	59,387
Deferred revenue, net of current portion	278	244
Other liabilities	1,117	1,228

Total liabilities	61,171	60,859

Stockholders’ equity:
Common stock	37	35
Additional paid-in capital	249,176	238,700
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(998)	(809)
Accumulated deficit	(176,105)	(170,299)

Total stockholders’ equity	71,239	66,756

Total liabilities and stockholders’ equity	$132,410	$127,615

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue:
Subscription and support revenue	$37,442	$36,496	$113,176	$106,266
Professional services and other revenue	3,679	2,991	10,793	9,546

Total revenue	41,121	39,487	123,969	115,812
Cost of revenue: (1) (2)
Cost of subscription and support revenue	13,142	12,924	39,723	38,180
Cost of professional services and other revenue	3,176	3,580	10,424	10,120

Total cost of revenue	16,318	16,504	50,147	48,300

Gross profit	24,803	22,983	73,822	67,512

Operating expenses: (1) (2)
Research and development	8,314	7,820	23,832	24,293
Sales and marketing	14,009	14,551	42,508	44,356
General and administrative	5,621	5,961	18,056	17,228

Total operating expenses	27,944	28,332	84,396	85,877

Loss from operations	(3,141)	(5,349)	(10,574)	(18,365)
Other (expense) income, net	(217)	71	(427)	523

Net loss before income taxes	(3,358)	(5,278)	(11,001)	(17,842)
Provision for income taxes	144	118	410	305

Net loss	$(3,502)	$(5,396)	$(11,411)	$(18,147)

Net loss per share—basic and diluted	$(0.10)	$(0.16)	$(0.32)	$(0.53)

Weighted-average shares—basic and diluted	36,212	34,501	35,564	34,270

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$140	$117	$373	$308
Cost of professional services and other revenue	69	70	155	189
Research and development	283	384	932	1,132
Sales and marketing	437	690	1,885	1,953
General and administrative	593	557	1,677	1,712

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$382	$508	$1,397	$1,523
Research and development	—	—	—	11
Sales and marketing	166	166	499	525

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(11,411)	$(18,147)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,164	5,607
Stock-based compensation	5,022	5,294
Provision for reserves on accounts receivable	99	152
Changes in assets and liabilities:
Accounts receivable	1,998	(4,816)
Prepaid expenses and other current assets	(118)	(1,660)
Other assets	(355)	94
Accounts payable	(1,262)	2,021
Accrued expenses	1,964	(2,874)
Deferred revenue	(1,335)	2,677

Net cash used in operating activities	(234)	(11,652)

Investing activities
Purchases of property and equipment, net of returns	(1,322)	(990)
Capitalization of internal-use software costs	(2,527)	(2,091)

Net cash used in investing activities	(3,849)	(3,081)

Financing activities
Proceeds from exercise of stock options	5,440	379
Payments of withholding tax on RSU vesting	(142)	(175)
Payments on equipment financing	(26)	(229)
Payments under capital lease obligation	(260)	(383)

Net cash provided by (used in) financing activities	5,012	(408)

Effect of exchange rate changes on cash and cash equivalents	(206)	384

Net increase (decrease) in cash and cash equivalents	723	(14,757)
Cash and cash equivalents at beginning of period	26,132	36,813

Cash and cash equivalents at end of period	$26,855	$22,056

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Loss From Operations, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
GROSS PROFIT:
GAAP gross profit	$24,803	$22,983	$73,822	$67,512
Stock-based compensation expense	209	187	528	497
Amortization of acquired intangible assets	382	508	1,397	1,523

Non-GAAP gross profit	$25,394	$23,678	$75,747	$69,532

LOSS FROM OPERATIONS:
GAAP loss from operations	$(3,141)	$(5,349)	$(10,574)	$(18,365)
Stock-based compensation expense	1,522	1,818	5,022	5,294
Amortization of acquired intangible assets	548	674	1,896	2,059
Executive severance	464	700	1,199	700

Non-GAAP loss from operations	$(607)	$(2,157)	$(2,457)	$(10,312)

NET LOSS:
GAAP net loss	$(3,502)	$(5,396)	$(11,411)	$(18,147)
Stock-based compensation expense	1,522	1,818	5,022	5,294
Amortization of acquired intangible assets	548	674	1,896	2,059
Executive severance	464	700	1,199	700

Non-GAAP net loss	$(968)	$(2,204)	$(3,294)	$(10,094)

GAAP diluted net loss per share	$(0.10)	$(0.16)	$(0.32)	$(0.53)

Non-GAAP diluted net loss per share	$(0.03)	$(0.06)	$(0.09)	$(0.29)

Shares used in computing GAAP diluted net loss per share	36,212	34,501	35,564	34,270
Shares used in computing Non-GAAP diluted net loss per share	36,212	34,501	35,564	34,270

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net loss	$(3,502)	$(5,396)	$(11,411)	$(18,147)
Other expense (income), net	217	(71)	427	(523)
Provision for income taxes	144	118	410	305
Depreciation and amortization	1,730	1,942	5,164	5,607
Stock-based compensation expense	1,522	1,818	5,022	5,294
Executive severance	464	700	1,199	700

Adjusted EBITDA	$575	$(889)	$811	$(6,764)